Exhibit 21.1
HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT
All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.
Batesville Services, Inc.
Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Casket Co. South Africa Pty, Ltd., a South Africa corporation
Batesville International Corporation
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation
Green Tree Manufacturing, Inc.
MCP, Inc.
Modern Wood Products, Inc.
WCP, Inc.
BCC JAWACDAH Holdings, LLC
Acorn Development Group, Inc.
The Forethought Group, Inc.
BV Acquisition, Inc.
Subsidiaries of Batesville Casket Company, Inc.
NorthStar Industries, LLC
Subsidiaries of Batesville International Corporation
BC Canada Company, ULC, a Nova Scotia Unlimited Liability corporation
Batesville Holding UK Limited, a United Kingdom corporation
Subsidiary of BC Canada Company, ULC
Batesville Canada Ltd., a Canadian corporation
Subsidiary of Batesville Holding UK Limited
Batesville Casket UK Limited, a United Kingdom corporation

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican corporation
Jointly owned by Green Tree Manufacturing, Inc. and Modern Wood Products, Inc.
Global Products Co., S.A. de C.V., a Mexican corporation
Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican corporation
K-Tron International, Inc., a New Jersey corporation
Subsidiaries of K-Tron International, Inc.
K-Tron Investment Co., a Delaware Corporation
K-Tron Technologies, Inc., a Delaware Corporation
Subsidiaries of K-Tron Investment Co.
K-Tron America, Inc., a Delaware corporation
K-Tron (Schweiz) AG, a Swiss corporation
Premier Pneumatics, Inc., a Delaware corporation
Pennsylvania Crusher Corporation, a Delaware corporation
Gundlach Equipment Corporation, a Delaware corporation
Subsidiaries of K-Tron (Schweiz) AG
K-Tron Deutschland GmbH, a German corporation
K-Tron France S.a.r.l., a French corporation
K-Tron Great Britain Limited, a U.K. corporation
K-Tron Asia Pte Ltd, a Singapore corporation
K-Tron China Limited, a Hong Kong corporation
K-Tron (Shanghai) Co., Ltd., a China corporation
Wuxi K-Tron Colormax Machinery Co., Ltd., a China corporation
Subsidiaries of Pennsylvania Crusher Corporation
Jeffrey Rader Corporation, a Delaware corporation
Subsidiaries of Jeffrey Rader Corporation
Jeffrey Rader AB, a Swedish corporation
RC II, Inc., a Georgia corporation
Subsidiaries of RC II, Inc.
Jeffrey Rader Canada Company, a Canadian corporation
Subsidiaries of K-Tron America, Inc.
K-Tron Colormax Limited, a U.K. corporation
K-Tron PCS Limited, a U.K. corporation